united state
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

Royal Hawaiian Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-9145	99-0248088
(Commission File Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii 96720
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	808-747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On March 19, 2018, Royal Hawaiian Orchards, L.P., a Delaware limited partnership (the “Partnership”), issued a press release announcing the filing with the U.S. Securities and Exchange Commission of a Schedule 14C Information Statement to inform the limited partners that limited partners holding approximately 85% of the Partnership’s outstanding Class A Units have adopted resolutions by majority written consent in lieu of a meeting of limited partners approving amendments to the Partnership’s Amended and Restated Agreement of Limited Partnership, which, among other things, authorize the managing partner to effect pro rata splits and combinations of partnership interests, including reverse splits. The Schedule 14C further informs the limited partners that the managing partner has authorized a reverse split of our Class A Units on the basis of one post-split Unit for each 2000 pre-split Units, and the Partnership has filed a Schedule 13E-3 under Rule 13e-3 for a “going private transaction” in connection with the reverse split. Attached as Exhibit 99.1 is that press release which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 19, 2018.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.
(Registrant)

Date: March 19, 2018
	By:	Royal Hawaiian Resources, Inc., its Managing General Partner

	By:	/s/ Bradford C. Nelson
	Name:	Bradford C. Nelson
	Title:	President, Chief Executive Officer and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 19, 2018.